UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Restricted Stock Units

On March 1, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved to award on March 9, 2018, restricted stock units under the Company’s 2005 Incentive Plan, as amended and restated effective May 18, 2015 (“Plan”), to each of Irwin Wong, Heng W. Chen and Kim R. Bingham having values of $37,799, $42,223 and $26,587, respectively, based on the closing price of the Company’s common stock on March 9, 2018. The restricted stock units vested in full on the date of grant. Each restricted stock unit represents the right to receive one share of common stock of the Company, subject to adjustment in accordance with the Plan, which shares of common stock will be distributed to the officer on the first anniversary of the date of grant (or the first trading day thereafter).

If, prior to the share distribution date, the officer dies, the distribution of the shares of common stock shall be accelerated. The Company may recover some or all of the restricted stock units or the value thereof if it is determined that the award of the restricted stock units was based on the achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, in accordance with the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2018

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer